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                              AFFILIATION AGREEMENT

      This Affiliation Agreement ("Agreement") dated as of August 25, 2000 is entered into by and between United Bancshares, Inc., a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Columbus Grove, Ohio ("UBI"), and Delphos Citizens Bancorp, Inc., a corporation organized and existing under the corporation laws of the State of Delaware, with its principal office located in Delphos, Ohio ("Delphos").

                             W I T N E S S E T H :

      WHEREAS, UBI is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and Delphos is a unitary savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended ("HOLA"), and UBI and Delphos desire to effect a merger under the authority and provisions of the corporation laws of the States of Ohio and Delaware pursuant to which at the Effective Time (as herein defined in Article X) Delphos will be merged into UBI, with UBI to be and become the surviving corporation (the "Merger");

      WHEREAS, Delphos owns all of the outstanding stock of Citizens Bank of Delphos, a federally-chartered savings bank (the "Subsidiary"), which, following the consummation of the Merger, will become a wholly-owned subsidiary of UBI;

      WHEREAS, under the terms of this Agreement, each of the issued and outstanding shares of the common stock, $.01 par value per share, of Delphos ("Delphos Common Stock") issued and outstanding immediately prior to the Effective Time will, at the Effective Time, be canceled and extinguished and in substitution therefor such Delphos Common Stock will, at the Effective Time, be converted into shares of the common stock, without par value, of UBI ("UBI Common Stock"), and cash, all as more fully provided in this Agreement;

      WHEREAS, the parties to this Agreement intend that the Merger qualify as a
"reorganization"   within  the  meaning  of  Section  368(a)(1)(A)  and  related provisions of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, UBI and Delphos agree together as follows:

                  I. MODE OF EFFECTUATING CONVERSION OF SHARES

      A. MERGER. Upon the terms and conditions set forth in the Agreement, Delphos shall be merged with and into UBI.

      B. EFFECT OF MERGER ON UBI COMMON STOCK. At the Effective Time, all of the shares of UBI Common Stock that are issued and outstanding or held by UBI as treasury shares immediately prior to the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of the surviving corporation. Any stock options, subscription rights, warrants or



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other securities outstanding  immediately prior to the Effective Time, entitling the holders to subscribe for the purchase of any shares of the capital stock of UBI, will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of UBI Common Stock to which they are entitled under the terms of the governing documents.

      C.    CONSIDERATION AND SHARE EXCHANGE.

            1. At the Effective Time, each of the shares of Delphos Common Stock that is issued and outstanding immediately prior to the Effective Time will, when the Merger becomes effective, be converted by virtue of the Merger and without further action, into .8749 of a share of UBI Common Stock or cash in lieu thereof for fractional shares, if any, and $5.41 in cash (the "Merger Consideration"), subject to adjustment as provided in Section I.F. below and subject to the termination provisions set forth in Article VIII below. At the Effective Time, all shares of Delphos Common Stock held in treasury will be canceled and terminated and will not be converted into shares of UBI Common Stock.

            2. At the  Effective  Time,  subject to  adjustment  as  provided in
Section 1.F. and subject to the termination provisions set forth in Article VIII below, each award, option, or other right to purchase or acquire shares of Delphos Common Stock pursuant to stock options ("Delphos Rights") granted by Delphos under the Amended and Restated Delphos Citizens Bancorp, Inc. Stock-Based Incentive Plan (the "Stock Plan"), which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become options with respect to UBI Common Stock, and UBI shall assume each Delphos Right, in accordance with the terms of the Stock Plan and stock option agreement by which the Delphos Right is evidenced, except from and after the Effective Time, (i) UBI and its Board of Directors or Compensation Committee shall be substituted for the Committee of Delphos' Board of Directors (including, if applicable, the entire Board of Directors of Delphos) administering such Stock Plan, (ii) each Delphos Right assumed by UBI may be exercised solely for shares of UBI Common Stock, (iii) the number of shares of UBI Common Stock subject to such Delphos Right shall be equal to the number of shares of Delphos Common Stock subject to such Delphos Right immediately prior to the Effective Time multiplied by 1.346, rounded to the nearest whole number, and (iv) the per share exercise price under each such Delphos Right shall be adjusted by dividing the per share exercise price under each such Delphos Right by 1.346 and rounding to two decimals. In addition, notwithstanding the foregoing, each Delphos Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. UBI agrees to take all reasonable steps which are necessary to effectuate the foregoing provisions of this Section.

                  The grants pursuant to the Stock Plan shall continue in effect on the terms and conditions (subject to the adjustments required by Section I.C.2 and Section I.F. after giving effect to the Merger) and subject to the covenants set forth in Section V below. UBI shall take all reasonable steps to comply with the terms of the Stock Plan to ensure, to the extent reasonably required by, and subject to the provisions of, the Stock Plan, the Delphos Rights which qualified as

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incentive  stock  options  prior to the  Effective  Time  continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, UBI shall take all corporate action necessary to reserve for issuance sufficient shares of UBI Common Stock for delivery upon exercise of Delphos Rights assumed by UBI in accordance with this Section. As soon as practicable after the Effective Time, UBI shall file, if required by applicable laws or regulations, a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or appropriate forms), with respect to shares of UBI Common Stock subject to the Delphos Rights assumed by UBI in accordance with this Section and shall use its reasonable efforts to maintain the effectiveness of such registration statements and maintain the current status of the prospectus or prospectuses contained therein), as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

      D. EFFECT OF MERGER ON DELPHOS COMMON STOCK. At the Effective Time, all of the shares of Delphos Common Stock, whether issued or unissued (including treasury shares), will be canceled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as stockholders of Delphos, except as aforesaid, their sole rights as stockholders shall pertain to the UBI Common Stock, cash and cash in lieu of fractional shares, if any (as described in the immediately succeeding paragraph), into which their Delphos Common Stock shall have been converted by virtue of the Merger.

      E. EXCHANGE PROCEDURE. After the Effective Time, each holder of a certificate or certificates for shares of Delphos Common Stock, upon surrender of the same duly transmitted to Fifth Third Trust Department, as Exchange Agent (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of UBI Common Stock into which such holder's shares of Delphos Common Stock shall have been converted by the Merger pursuant to the Merger Consideration, plus a cash payment for any fraction of a share to which the holder is entitled, in lieu of such fraction of a share, equal in amount to: the product resulting from multiplying such fraction by the average of the closing bid and ask price of the UBI Common Stock for a period of twenty consecutive business days ending on the fifth day prior to the Effective Time (the "Applicable Market Value Per Share of UBI Common Stock") plus $5.41 per share in cash. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Delphos stockholder of record at the Effective Time advising such stockholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing Delphos Common Stock in exchange for new certificates of UBI Common Stock, cash in lieu of fractional shares and $5.41 per share in cash. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Delphos Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of full shares of UBI Common Stock into which the same shall have been converted; provided, however, that dividends or distributions otherwise payable with respect to shares of UBI Common Stock into which Delphos Common Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of Delphos Common Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or


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mislaid certificates,  upon execution of such documentation as may be reasonably required by Exchange Agent) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject however to the operation of any applicable escheat or similar laws relating to unclaimed funds.

      F. ADJUSTMENTS. The Merger Consideration and Delphos Rights referred to in Paragraph C of this Article I shall be adjusted so as to give the Delphos stockholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, distributions or combinations or subdivisions of UBI Common Stock effected between the date of this Agreement and the Effective Time.

      G. CONSUMMATION OF THE MERGER. When all necessary documents have been filed and recorded in accordance with the laws of the State of Ohio and the State of Delaware, and the Merger becomes effective, the separate existence of Delphos shall cease and Delphos shall be merged with and into UBI (which will be the "Surviving Corporation"), and which shall continue its corporate existence under the laws of the State of Ohio under the name "United Bancshares, Inc." When the Merger becomes effective, the Subsidiary will, by operation of law, become a wholly-owned subsidiary of UBI.

      H. ARTICLES OF SURVIVING CORPORATION. The Articles of Incorporation of UBI, as amended, as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended as provided by law.

      I. BOARDS OF DIRECTORS AND OFFICERS. Prior to or concurrent with the Effective Time, UBI undertakes to take such actions necessary to cause the UBI Board of Directors to consist of twelve members with four vacancies. The Board of Directors of UBI who are in office at the Effective Time shall remain the directors of the Surviving Corporation, each of whom shall continue to serve as a Director for the term for which he was elected, subject to the Regulations of the Surviving Corporation and in accordance with law. UBI and its Board of Directors shall undertake to appoint four members of Delphos' Board of Directors who shall be: the CEO of the Subsidiary, P. Douglas Harter, Robert L. Dillhoff, and David P. Roach to fill such vacancies. The officers of UBI who are in office at the time the Merger becomes effective shall be the officers of the Surviving Corporation, subject to the Regulations of the Surviving Corporation and in accordance with law. At or prior to the Effective Time, Joseph R. Reinemeyer shall resign from the Subsidiary Board of Directors and after the Merger, the Board of Directors of the Subsidiary shall include two members chosen by UBI. At or prior to the Effective Time, Joseph R. Reinemeyer shall resign from all offices held by him with Delphos and the Subsidiary. At the Effective Time, Nancy C. Rumschlag will assume a new position with UBI.

      J. REGULATIONS OF SURVIVING CORPORATION. The Regulations of UBI at the Effective Time shall be the Regulations of the Surviving Corporation, until amended as provided therein and in accordance with law.



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      K. LEGAL EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of Ohio and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of Delphos shall cease; UBI shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of UBI and Delphos, and all obligations owing by or due each of UBI and Delphos shall be vested in, and become the obligations of, UBI, without further act or deed, including, without limitation, all rights of creditors of each of UBI and Delphos shall be preserved unimpaired, and all liens upon the property of each of UBI and Delphos shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time.

      L. COOPERATION. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of Delphos in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of Delphos and otherwise to carry out the purposes of this Agreement.

      M. FILING OF MERGER DOCUMENTS. This Agreement shall be filed (only if necessary) and recorded along with the Articles or a Certificate of Merger in accordance with the requirements of the laws of the States of Ohio and Delaware, as the case may be. This Agreement or other such instruments of merger shall not be filed with the Secretary of the State of Ohio or Delaware until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Article VI of this Agreement shall have been fully met or effectively waived.

      N. TAX EFFECTS OF MERGER. The Merger is a reorganization within the meaning of Section 368(a) of the Code, and the Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code.

      O. DISSENTERS RIGHTS. Holders of UBI Common Stock shall be entitled to relief as dissenting shareholders pursuant to Section 1701.85 of the Ohio Revised Code. Holders of Delphos Common Stock shall be entitled to relief as dissenting shareholders pursuant to Section 262(b)(2) of the Delaware General Corporation Law.

                 II. REPRESENTATIONS AND WARRANTIES OF DELPHOS.

      Delphos represents and warrants to UBI that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in the Delphos Disclosure Schedules (the "Delphos Schedules") hereto delivered by Delphos to UBI in connection with the execution of this Agreement by UBI:



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      A.    GOOD STANDING; CAPITALIZATION.

            1. Delphos (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Delaware and is a registered unitary savings and loan holding company under the HOLA;
(ii) is duly authorized to conduct the business in which it is engaged; (iii) has 4,000,000 shares, $.01 par value per share, of Delphos Common Stock and 1,000,000 shares of Preferred Stock with no par value authorized pursuant to its Certificate of Incorporation, which are the total number of shares Delphos is authorized to have outstanding; (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Delphos of any kind, other than (a) 1,584,783 shares of Delphos Common Stock, which presently are authorized, duly issued and outstanding and fully paid and non-assessable as of March 31, 2000, and (b) options to purchase a total of 121,048 shares of Delphos Common Stock as of March 31, 2000 which were granted to and are currently held by the employees, officers and Directors of Delphos and/or the Subsidiary; (v) owns of record and beneficially free and clear of all liens and encumbrances, all of the 4,000,000 outstanding shares of the capital stock of the Subsidiary, par $1.00 value per share. Delphos has no direct or indirect subsidiaries other than the Subsidiary and Service Corp.

            2. The Subsidiary is duly incorporated, validly existing and in good standing as a federally-chartered savings bank and has all the requisite power and authority to conduct the business as now conducted by it; and the Subsidiary does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of the Subsidiary of any kind, other than 4,000,000 shares of the common stock, of the Subsidiary owned of record and beneficially by Delphos. The Subsidiary owns of record and beneficially free and clear of all liens and encumbrances the 500 outstanding shares of the common stock of the Delphos Service Corporation, an Ohio corporation ("Service Corp."), no par value per share. Service Corp. is an inactive corporation without any assets or liabilities. The Subsidiary has no direct or indirect subsidiaries other than Service Corp.

      B. FINANCIAL STATEMENTS. Delphos has previously furnished to UBI its audited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as at September 30, 1999, and for the year then ended, together with the opinions of its independent certified public accountants associated therewith. Delphos also has previously furnished to UBI the Thrift Financial Reports as filed with OTS of the Subsidiary as at September 30, 1997, 1998 and 1999. Delphos also has furnished to UBI its audited, consolidated financial statements for the years September 30, 1999, September 30, 1998 and September 30, 1997, together with the opinions of Delphos' independent certified public accountants associated therewith. Such audited consolidated financial statements of Delphos fairly present the consolidated financial condition of Delphos as of the date thereof, and for the years or periods covered thereby in conformity with generally accepted accounting principles, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and year-end adjustments to interim results). There are no material liabilities, obligations or indebtedness of Delphos or the Subsidiary required to be disclosed in the financial statements so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Delphos has furnished UBI

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with unaudited,  consolidated financial statements as at March 31, 2000 and will furnish such statement as at June 30, 2000 and for the months then ended and the year-end audited consolidated financial statements as at September 30, 2000 as soon as practicable, and shall continue to furnish such financial information for subsequent monthly and quarterly periods to UBI as soon as practicable until the Closing Date.

      C. MARKETABLE TITLE. Delphos and the Subsidiary have good and marketable title to all of the material properties and assets reflected in its separate statement of financial condition as at September 30, 1999, and which are still owned by each, and each has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

      D. ABSENCE OF MATERIAL CHANGES. Except as disclosed in the Delphos Schedules (i) since September 30, 1999 to the date hereof, there have been no material adverse changes in the financial condition, operations or business of Delphos and the Subsidiary on a consolidated or separate basis; and (ii) Delphos is not aware of any events which have occurred since September 30, 1999 to the date hereof or which as of the date hereof are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Delphos and the Subsidiary on a consolidated or separate basis.

      E. ABSENCE OF LITIGATION. Except as disclosed in the Delphos Schedules, there is no litigation nor actions, suits, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Delphos, threatened against Delphos or the Subsidiary which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Delphos and the Subsidiary on a consolidated or separate basis.

      F.  EXTRAORDINARY  TRANSACTIONS.   Except  as  disclosed  in  the  Delphos
Schedules, since September 30, 1999 to the date hereof, Delphos and the Subsidiary each has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures, nor any material changes in its methods of business operations and has not provided any increases in employee salaries or benefits other than in the ordinary course of business. Except as disclosed in the Delphos Schedules, since September 30, 1999 to the date hereof, Delphos has not declared or paid any dividends nor made any distributions of any other kind to its stockholders.

      G. TAXES. Except as disclosed in the Delphos Schedules, Delphos and the Subsidiary have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Delphos or the Subsidiary through the date hereof constitute complete and accurate representations of the tax liabilities of Delphos and the Subsidiary for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects.


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      For purposes of this Section  II.G.,  the term "taxes"  shall  include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Delphos or any of its
Subsidiaries, and no claim has been made by any authority in a jurisdiction where Delphos or any of its Subsidiaries do not file tax returns that Delphos or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Delphos or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Delphos' balance sheet (in accordance with GAAP). Delphos and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Delphos and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Delphos and each of its Subsidiaries has timely complied
with  all  applicable   information  reporting   requirements  under  Part  III,
Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Delphos nor any of its Subsidiaries
(i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount
obligation   as   described   in   Section   163(i)   of   the   Code   or   any
registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      H. CONTRACTS. Except as disclosed in the Delphos Schedules, neither Delphos nor the Subsidiary is a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, Directors or employees or (ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by the Subsidiary) which do not require a total expenditure over the term of the contract, lease or agreement of more than $15,000 thereunder.

      I. LOAN LOSSES. Except as disclosed in the Delphos Schedules, since September 30, 1999 to the date hereof, the Subsidiary has not incurred any unusual or extraordinary loan losses which are material to Delphos and the Subsidiary on a consolidated basis; and, to the best knowledge of Delphos and in light of the Subsidiary's historical loan loss experience and its management's analysis of the quality and performance of its loan portfolio, as of September 30, 1999, its reserve for loan losses was, in the opinion of Delphos, adequate to absorb all known and reasonably anticipated losses as of such date.

      J. ABSENCE OF FEES. Except as disclosed in the Delphos Schedules and except for dealings with and obligations to Keefe, Bruyette & Woods, Inc., neither Delphos nor the Subsidiary has, directly or indirectly, dealt with any broker or finder in connection with this transaction and neither has incurred nor will incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

      K.  CORPORATE AUTHORITY; BINDING OBLIGATION.

            1. The Board of Directors of Delphos, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, and have directed that this Agreement be submitted to a vote of Delphos' stockholders at the annual or a special meeting of the stockholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Certificate of Incorporation and Bylaws of Delphos.

            2. Delphos has the corporate  power and authority to enter into this
Agreement and to carry out its obligations hereunder subject to certain required regulatory and stockholder approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of Delphos, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of Delphos' stockholders.

            3. Except as disclosed in the Delphos Schedules, neither the execution of the Agreement, nor the consummation of the transactions contemplated hereby and thereby, (i) conflicts with, results in a breach of, violates or constitutes a default under, Delphos' Certificate of Incorporation or Bylaws or, to the best knowledge of its President or Vice President, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which Delphos or the Subsidiary is subject or bound; (ii) to the best knowledge of its President or Vice President, results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Delphos or the Subsidiary; (iii) except as disclosed in the Delphos Schedules, terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Delphos or the Subsidiary is a party or by which Delphos' or the Subsidiary's rights, properties or assets are subject or bound; or (iv) to the best knowledge of its President, Vice President and any other officer of Delphos or the Subsidiary, accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Delphos or the Subsidiary is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of subparagraphs (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six months from the date of this Agreement or which do not require the expenditure of more than $15,000 over the term of the agreement, arrangement or commitment

(but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by the Subsidiary).

      L. CORPORATE   DOCUMENTS.   Complete  and  accurate  copies  of  the  (i)
Certificate of Incorporation and Bylaws of Delphos and (ii) the Charter and Bylaws of the Subsidiary in force as of the date hereof have been delivered to UBI.

      M. LEGAL COMPLIANCE. Except as disclosed in the Delphos Schedules, to the knowledge of Delphos, neither Delphos nor the Subsidiary nor any employee, officer or Director of any of them has engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of, or material failure to comply with the regulatory requirements of
(i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition of Delphos and the Subsidiary. To the best knowledge of Delphos and except as disclosed in the Delphos Schedules, the Subsidiary possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

      N.    MATERIAL INFORMATION.

            1. Except as disclosed in the Delphos Schedules, neither this Agreement nor any report, statement, list, certificate or other information furnished by Delphos or the Subsidiary to UBI or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to their business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the Merger) contains or shall contain (or, in the case of information relating to the proxy statement/prospectus, at the time it is mailed, in the case of the registration statement, at the time it becomes effective and in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of stockholders of Delphos is held to consider the adoption of this Agreement) an untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

            2. Delphos has furnished to UBI or UBI's agents true and complete copies (including all exhibits and all documents incorporated by reference) of the following documents as filed by Delphos with the SEC:

                  a. Delphos' Annual Report on Form 10-K for the year ended September 30, 1999 and Quarterly Report on Form 10-Q for the Quarters ended December 31, 1999 and March 31, 2000;

                  b. any Current Report on Form 8-K with respect to any event occurring after December 31, 1999 and prior to the date of this Agreement;

                  c. any report filed by Delphos to amend or modify any of the reports described above; and

                  d. all proxy statements prepared in connection with meetings of Delphos' stockholders held or to be held subsequent to September 30, 1999.

      The information set forth in the documents described in this subsection 2 (including all exhibits thereto and all documents incorporated therein by reference) did not, as of the dates on which such reports were filed with the SEC, (a) contain any untrue statement of a material fact, (b) omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) omit any material exhibit required to be filed therewith. Prior to the date hereof, no event has occurred subsequent to September 30, 1999 which Delphos is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Delphos to UBI. Delphos timely shall furnish UBI with copies of all reports filed by Delphos with the SEC subsequent to the date of this Agreement and until the Closing Date.

      O. ENVIRONMENTAL. Except as disclosed in the Delphos Schedules, there are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or threatened against or affecting Delphos or the Subsidiary in respect to any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which sole interest of Delphos or the Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Delphos or the Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statue, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Delphos or the Subsidiary and/or require Delphos or the Subsidiary to incur expenses of more than $10,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on Delphos or the Subsidiary, nor, to the best knowledge of Delphos after reasonable inquiry, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which Delphos or the Subsidiary is a plaintiff or complainant. Neither Delphos nor the Subsidiary is liable in any material respect under any applicable law for any release by either of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is Delphos or the Subsidiary liable for any material costs (as a result of the acts or omissions of Delphos or the Subsidiary or, to the best knowledge of Delphos, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Delphos or the Subsidiary to prevent or minimize any actual or threatened release by Delphos or the Subsidiary of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

      Except as disclosed in the Delphos Schedules, to the best knowledge of Delphos each "facility" owned, leased or operated by Delphos or the Subsidiary (but excluding any "facility" as to which the sole interest of Delphos or the Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Delphos or the Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of Delphos and the Subsidiary taken as a whole.

      P.    EMPLOYEE PLANS.

            1. BENEFIT PLANS. The Delphos Schedules list the name and a short description of each Benefit Plan (as herein defined), together with an indication of its funding status (e.g., trust, insured or general company assets). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, arrangement or system of employee or director benefits maintained by Delphos or the Subsidiary for the benefit of employees, former employees or Directors of Delphos or the Subsidiary and shall include (a) any qualified retirement plan such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through trust or otherwise, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan. Through the date of this Agreement neither Delphos nor the Subsidiary have made or have committed to make any contributions to any Benefit Plan outside the ordinary course of business and inconsistent with past practice with regard to amounts.

            2. PLAN DOCUMENTS, REPORTS AND FILINGS. Except as disclosed on the Delphos Schedules, Delphos or the Subsidiary has provided true, complete and correct copies of all plan documents, if any, comprising each Benefit Plan, together with, when applicable,
(a) the most recent summary plan description, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans.

            3. QUALIFIED RETIREMENT PLAN COMPLIANCE. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under section 201(1) of ERISA (a "Qualified Benefit Plan"), except as disclosed on the Delphos Schedules: (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments) satisfied the requirements of section 401(a) of the Code, as amended; (b) such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code; (c) such Qualified Benefit Plan is in substantial compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan") is in material compliance with the applicable qualification requirements of Section 409 of the Code; (e) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

            4. WELFARE PLAN COMPLIANCE. With respect to each Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Benefit Plan"), except as noted on the Delphos Schedules: (a) such Welfare Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been, to the best knowledge of Delphos, in compliance with applicable Code provisions; (b) such Welfare Benefit Plan has been, to the best knowledge of Delphos, operated in substantial compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (c) such Welfare Benefit Plan, if a group health plan subject to the requirements of Section 4980B of the Code ("COBRA"), has been, to the best knowledge of Delphos, operated in substantial compliance with such COBRA requirements.

            5. PROHIBITED TRANSACTIONS. To the best knowledge of Delphos, no prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

            6. LAWSUITS OR CLAIMS. No material actions, suits or claims (other than routine claims of benefits) are pending or, to the best knowledge of Delphos, threatened against any Benefit Plan or against Delphos or the Subsidiary with respect to any Benefit Plan.

            7. DISCLOSURE OF UNFUNDED LIABILITIES. All material Unfunded Liabilities with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statement of Delphos and the Subsidiary or, if not, in the Delphos Schedules. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement (GAAP), or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes Delphos or the Subsidiary and for which Delphos or the Subsidiary is liable under applicable law, (e) any authorized but unpaid profit sharing contributions or contributions under
Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

            8. DEFINED BENEFIT PENSION PLAN LIABILITIES. Delphos and the Subsidiary (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan. Except as otherwise disclosed in the Delphos Schedules, the benefit liabilities, as defined in
Section 4001(a)(16) of ERISA, of each Benefit Plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan.

Neither Delphos, the Subsidiary nor any controlled group member of Delphos or the Subsidiary participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA).

            9. RETIREE BENEFITS. Except as listed on the Delphos Schedules and identified as "Retiree Liability", Delphos and the Subsidiary have no obligation to provide retiree medical benefits, or life insurance benefits to or with respect to retirees or any of their relatives.

            10. RIGHT TO AMEND AND TERMINATE. Except as listed on the Delphos Schedules, Delphos or the Subsidiary has all power and authority necessary to amend or terminate each Benefit Plan without incurring any penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

            11. MATERIALITY. For purposes of this Paragraph P as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $25,000 or more, with such determination being made on the basis of the aggregate affected participants of a Benefit Plan and not with respect to any single participant.

      Q. REGULATORY COMPLIANCE. Delphos and the Subsidiary have materially complied with all laws, regulations and orders applicable to it and to the conduct of each of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of its business. Except as disclosed in the Delphos Schedules, neither Delphos nor the Subsidiary is the subject of, nor is a party to, any regulatory actions or agreement such as letter agreements, memoranda of understanding, cease and desist orders or like agreements. Neither Delphos nor the Subsidiary is in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity.

      R. INSURANCE. The Delphos Schedules contain a list and a brief description of all insurance policies currently in force with respect to Delphos. All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time. The Delphos Schedules also contain a description of all claims in excess of $1,000 currently pending under such insurance policies, together with a list of all other claims in excess of $1,000 which have been filed during the last three (3) years and a description of the disposition thereof.

      S. INVESTMENT PORTFOLIOS. The investment portfolios of Delphos and the Subsidiary consist of securities in marketable form. Except as disclosed in the Delphos Schedules, since September 30, 1999 to the date hereof neither Delphos nor the Subsidiary has incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the thrift or banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Delphos is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Delphos' and the Subsidiary's investment portfolio on a consolidated basis.

      T. INDEMNIFICATION. Except as disclosed in the Delphos Schedules, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Delphos, threatened against any of the Directors or officers of Delphos or the Subsidiary in their capacities as such, and no Director or officer of Delphos or the Subsidiary currently is being indemnified or seeking to be indemnified by either Delphos or the Subsidiary pursuant to applicable law or Delphos' Certificate of Incorporation or Bylaws or the Subsidiary's Charter or Bylaws.

      U. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Article II shall expire at the Effective Time, and, thereafter, neither Delphos nor the Subsidiary nor any officer or director of either of them shall have any liability or obligations with respect thereto.

      V. PERFORMANCE OF OBLIGATIONS. There is no agreement to which Delphos is a party which (i) prohibits or restricts Delphos's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject UBI to any impediment or condition in connection with the exercise of any of UBI's rights under this Agreement.

      W. INTEREST RATE RISK MANAGEMENT. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for Delphos' own account, or for the account of one or more of its subsidiaries or their customers, were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Delphos or its subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Delphos. Neither Delphos nor its subsidiaries, nor to its knowledge any other party thereto is, in any respect material to Delphos on a consolidated basis, in breach of any of its obligations under any such agreement or arrangement.

      X. NO DELAY. As of the date hereof, Delphos is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

      Y. STOCKHOLDER APPROVAL; FAIRNESS OPINION. The affirmative vote of a majority of the outstanding shares of Delphos Common Stock entitled to vote on this Agreement is the only vote of the stockholders of Delphos required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby. Delphos has received the opinion of Keefe, Bruyette & Woods, Inc., to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Delphos stockholders.

      Z. LABOR MATTERS. Neither Delphos nor it Subsidiary is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Delphos or its Subsidiary the subject of any proceeding asserting that is has committed an unfair labor practice or seeking to compel Delphos or its Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Delphos or its Subsidiary pending, or to Delphos' knowledge, threatened. Delphos and its Subsidiary are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

                  III. REPRESENTATIONS AND WARRANTIES OF UBI

      UBI represents and warrants to Delphos that as of the date hereof or as of the indicated date, as appropriate:

      A.    GOOD STANDING; CAPITALIZATION.

            1. UBI (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; (ii) is duly authorized to conduct the business in which it is engaged;
(iii) pursuant to UBI's Articles of Incorporation, as amended, is authorized to have outstanding 3,750,000 shares of Common Stock, no par value ("UBI Common Stock"); (iv) as of the close of business on August 23, 2000, (a) has 2,245,128 shares of UBI Common Stock issued and outstanding and 53,318 shares held in its treasury; and (b) does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options to purchase UBI Common Stock granted and to be granted to employees, officers and Directors under its stock option plans, which at August 23, 2000, had 111,058 shares of UBI Common Stock reserved for issuance in connection with outstanding options granted under its stock option plans and (v) owns of record and beneficially free and clear of all liens, encumbrances, all of the 17,600 outstanding shares of the capital stock of The Union Bank Company, $25.00 par value per share and all of the 20,000 outstanding shares of the capital stock of The Bank of Leipsic Company, $20.00 par value per share. Except as disclosed on the Disclosure Schedule, UBI has no direct or indirect subsidiaries other than The Union Bank Company and The Bank of Leipsic Company (together, the "UBI Subsidiaries").

            2. The UBI Subsidiaries are each duly incorporated, validly existing and in good standing as Ohio state-chartered banks and each has all requisite power and authority to conduct the business as now conducted by it; and neither of the UBI Subsidiaries have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of either of the UBI Subsidiaries other than 17,600 shares of The Union Bank Company and 20,000 shares of The Bank of Leipsic Company owned of record and beneficially by UBI.

      B. FULLY PAID, NON-ASSESSABLE SHARES. All shares of UBI Common Stock to be received by the stockholders of Delphos as a result of the merger pursuant to the terms of this Agreement shall be, upon transfer or issuance, validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of UBI.

      C. FINANCIAL STATEMENTS. UBI has furnished to Delphos UBI's audited consolidated financial statements as at December 31, 1999, December 31, 1998 and December 31, 1997 and for the respective years then ended together with the opinions of its independent public accountants associated therewith. Such consolidated financial statements fairly present the consolidated financial condition of UBI as of their respective dates and for the respective periods covered thereby in
                                      17
conformity with generally accepted accounting principles consistently followed throughout the periods covered thereby. Neither UBI nor any significant subsidiaries of UBI have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements so furnished other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). UBI has furnished Delphos with unaudited consolidated financial statements as at March 31, 2000 and for the three (3) month period then ended and shall continue to furnish information for subsequent calendar quarter periods to Delphos as soon as such subsequent quarterly statements become publicly available until the Closing Date.

      D. ABSENCE OF MATERIAL CHANGES. Except for events relating to the business environment in general and the closing of the acquisition of The Bank of Leipsic
Company: (i) since December 31, 1999, to the date hereof there have been no material adverse changes in the consolidated financial condition, operations or business of UBI; (ii) the chief executive officer and the chief financial officer of UBI are not aware of any events which have occurred since December 31, 1999, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of UBI; and (iii) since December 31, 1999, to the date hereof there have been no material changes in the methods of business operations of UBI and its subsidiaries.

      E. ABSENCE OF LITIGATION. There is no litigation nor actions, suits, proceedings, investigations or assessments of any kind pending or, to the best knowledge of the chief executive officer and chief financial officer of UBI, threatened against UBI or any UBI subsidiary, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of UBI.

      F. TAXES. UBI and the UBI Subsidiaries have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by UBI or the UBI Subsidiaries (as defined herein) through the date hereof constitute complete and accurate representations of the tax liabilities of UBI and the UBI Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects.

      For purposes of this Section III.F., the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of UBI or the UBI Subsidiaries, and no claim has been made by any authority in a jurisdiction where UBI or the UBI Subsidiaries do not file tax returns that UBI or the UBI Subsidiaries are subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to UBI or the UBI

Subsidiaries have been paid in full or adequate provision has been made for any such taxes on UBI's balance sheet (in accordance with GAAP). UBI and the UBI Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. UBI and the UBI Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and UBI and the UBI Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither UBI nor the UBI Subsidiaries (i) have made an election under Section 341(f) of the Code, (ii) have issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) are or have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      G. LOAN LOSSES. Since December 31, 1999 to the date hereof, none of UBI's banking subsidiaries has incurred any unusual or extraordinary loan losses which would be material to UBI on a consolidated basis; and to the best knowledge and belief of UBI, and in the light of any banking subsidiary's historical loan loss experience and their managements' analysis of the quality and performance of their respective loan portfolios, as of December 31, 1999, their consolidated reserves for loan losses are adequate to absorb all known and reasonably anticipated losses as of such date.

      H. ABSENCE OF FEES. Except for dealings with and obligations to McDonald Investments, Inc., UBI has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

      I.    CORPORATE AUTHORITY; BINDING OBLIGATION.

            1. The Board of Directors of UBI, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, including reserving for issuance to Delphos stockholders in accordance with this Agreement, a sufficient number of shares of UBI Common Stock. The Board of Directors has directed that this Agreement be submitted to a vote of the UBI shareholders at the annual meeting or a special meeting to be called for that purpose all in accordance with and as required by law and in accordance with the Articles of Incorporation and Regulations of UBI.

            2. UBI has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of UBI, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of the UBI shareholders.

            3. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby and thereby, does or will (i) conflict with, result in a breach of, violate or constitute a default, under UBI's Articles of Incorporation, as amended, or Regulations or, to the best knowledge of its chief executive officer and chief financial officer, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which UBI or the UBI Subsidiaries is subject or bound; (ii) to the best knowledge of the chief executive officer and chief financial officer of UBI, result in the creation of or give any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to UBI or any of its subsidiaries; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which UBI is a party or by which UBI's rights, properties or assets are subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, UBI is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments.

      J. CORPORATE DOCUMENTS. Complete and accurate copies of (i) the Articles of Incorporation, as amended, and (ii) the Regulations of UBI in force as of the date hereof have been delivered to Delphos.

      K. LEGAL COMPLIANCE. To the knowledge of UBI, neither UBI nor the UBI Subsidiaries, nor any employee, officer or Director of any of them has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition of UBI and its subsidiaries taken as a whole. To the best knowledge of UBI, UBI and the UBI Subsidiaries possess all licenses, franchise, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

      L.    MATERIAL INFORMATION.

            1. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by UBI to Delphos or Delphos' agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to its business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement/prospectus, at the time it is mailed, and, in the case of the registration statement, at the time it becomes effective and, in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meetings of stockholders of Delphos and UBI are held to consider the adoption of this Agreement) an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

            2. UBI has furnished to Delphos or Delphos' agents true and complete copies (including all exhibits and all documents incorporated by reference) of the following documents as filed by UBI with the SEC:

                  a. UBI's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000;

                  b. any Current Report on Form 8-K with respect to any event occurring after December 31, 1999 and prior to the date of this Agreement;

                  c. any report filed by UBI to amend or modify any of the reports described above; and

                  d. all proxy statements prepared in connection with meetings of UBI's shareholders held or to be held subsequent to December 31, 1999.

      The information set forth in the documents described in this subsection 2 (including all exhibits thereto and all documents incorporated therein by reference) did not, as of the dates on which such reports were filed with the SEC, (a) contain any untrue statement of a material fact, (b) omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to December 31, 1999 which UBI is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by UBI to Delphos. UBI timely shall furnish Delphos with copies of all reports filed by UBI with the SEC subsequent to the date of this Agreement and until the Closing Date.

      M. INVESTMENT PORTFOLIOS. The investment portfolios of UBI and the UBI Subsidiaries and affiliates consist of securities in marketable form. Since December 31, 1999, to the date hereof

UBI and its affiliates, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for events relating to the business environment in general, including market fluctuations, the management of UBI is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of UBI and its affiliates on a consolidated basis.

      N. INDEMNIFICATION. Except as disclosed in the UBI Schedules, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best knowledge of UBI, threatened against any of the Directors or officers of UBI or the UBI Subsidiaries in their capacities as such, and no Director or officer of UBI or the UBI Subsidiaries currently is being indemnified or seeking to be indemnified by either UBI or the UBI Subsidiaries pursuant to applicable law or UBI's Articles of Incorporation or Regulations or the UBI Subsidiaries' respective Articles of Incorporation or Regulations.

      O. NO DELAY. As of the date hereof, UBI is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

      P. PERFORMANCE OF OBLIGATIONS. There is no agreement to which UBI is a party which (i) prohibits or restricts UBI's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject Delphos to any impediment or condition in connection with the exercise of any of Delphos' rights under this Agreement.

      Q. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Article III shall expire at the Effective Time, and thereafter, neither UBI nor any officer or Director of UBI shall have any further liability or obligation with respect thereto, except for any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

      R. INTEREST RATE RISK MANAGEMENT. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for UBI's own account, or for the account of one or more of the UBI Subsidiaries or their customers, were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of UBI or the UBI Subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to UBI. Neither UBI nor the UBI Subsidiaries, nor to its knowledge any other party thereto is, in any respect material to UBI on a consolidated basis, in breach of any of its obligations under any such agreement or arrangement.

      S. SHAREHOLDER APPROVAL; FAIRNESS OPINION. The affirmative vote of a majority of the outstanding shares of UBI Common Stock entitled to vote on this Agreement and the transactions contemplated thereby is the only vote of the shareholders of UBI required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby. UBI has received the opinion of McDonald Investments, Inc., to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to UBI's shareholders.

      T. ABSENCE OF REGULATORY ACTIONS. Neither UBI nor the UBI Subsidiaries are a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

      U. LABOR MATTERS. Neither UBI nor the UBI Subsidiaries are or have ever been a party to, or are or have ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is UBI or the UBI Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel UBI or the UBI Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving UBI or the UBI Subsidiaries pending, or to UBI's knowledge, threatened. UBI and the UBI Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

      V. MARKETABLE TITLE. UBI and the UBI Subsidiaries have good and marketable title to all of the material properties and assets reflected in its separate statement of financial condition as at December 31, 1999, and which are still owned by each and each has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

      W. ENVIRONMENTAL. Except as disclosed in the UBI Schedules, there are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or threatened against or affecting UBI or the UBI Subsidiaries in respect to any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which sole interest of UBI or the UBI Subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which UBI or the UBI Subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statue, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined,
(a) would require the payment by UBI or the UBI Subsidiaries and/or require UBI or the UBI Subsidiaries to incur expenses of more than $10,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on UBI or the UBI Subsidiaries, nor, to the best knowledge of UBI after reasonable inquiry, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which UBI or the UBI Subsidiaries are a plaintiff or complainant. Neither UBI nor the UBI Subsidiaries are liable in any material respect under any applicable law for any release by either of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is UBI or the UBI Subsidiaries liable for any material costs (as a result of the acts or omissions of UBI or the UBI Subsidiaries or, to the best knowledge of UBI, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over UBI or the UBI Subsidiaries to prevent or minimize any actual or threatened release by UBI or the UBI Subsidiaries of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

      Except as disclosed in the UBI Schedules, to the best knowledge of UBI each "facility" owned, leased or operated by UBI or the UBI Subsidiaries (but excluding any "facility" as to which the sole interest of UBI or the UBI Subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which UBI or the UBI Subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of UBI and the UBI Subsidiaries taken as a whole.

      X.    EMPLOYEE PLANS.

            1. PLAN DOCUMENTS, REPORTS AND FILINGS. Except as disclosed on the UBI Schedules, UBI or the UBI Subsidiaries have provided true, complete and correct copies of all plan documents, if any, comprising each Benefit Plan, together with, when applicable, (a) the most recent summary plan description, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans.

            2. QUALIFIED RETIREMENT PLAN COMPLIANCE. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under section 201(1) of ERISA (a "Qualified Benefit Plan"), except as disclosed on the UBI Schedules: (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments) satisfied the requirements of section 401(a) of the Code, as amended; (b) such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code; (c) such Qualified Benefit Plan is in substantial compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan") is in material compliance with the applicable qualification requirements of Section 409 of the Code; (e) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

            3. WELFARE PLAN COMPLIANCE. With respect to each Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Benefit Plan"), except as noted on the UBI Schedules: (a) such Welfare Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been, to the best knowledge of UBI, in compliance with applicable Code provisions; (b) such Welfare Benefit Plan has been, to the best knowledge of UBI, operated in substantial compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (c) such Welfare Benefit Plan, if a group health plan subject to the requirements of
Section 4980B of the Code ("COBRA"), has been, to the best knowledge of UBI, operated in substantial compliance with such COBRA requirements.

            4. PROHIBITED TRANSACTIONS. To the best knowledge of UBI, no prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

            5. LAWSUITS OR CLAIMS. No material actions, suits or claims (other than routine claims of benefits) are pending or, to the best knowledge of UBI, threatened against any Benefit Plan or against UBI or the UBI Subsidiaries with respect to any Benefit Plan.

            6.  DISCLOSURE  OF  UNFUNDED  LIABILITIES.   All  material  Unfunded
Liabilities with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statement of UBI and the UBI Subsidiaries or, if not, in the UBI Schedules. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement (GAAP), or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under
Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes UBI or the UBI Subsidiary and for which UBI or the UBI Subsidiary is liable under applicable law, (e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

            7. DEFINED BENEFIT PENSION PLAN LIABILITIES. UBI and the UBI Subsidiaries (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan. Except as otherwise disclosed in the UBI Schedules, the benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each Benefit Plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan. Neither UBI, the UBI Subsidiaries nor any controlled group member of UBI or the UBI Subsidiaries participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA).

            8. INDEPENDENT TRUSTEE. UBI and the UBI Subsidiaries (a) have not incurred any asserted or, to the best knowledge of UBI, unasserted material liability for breach of duties assumed in connection with acting as an independent trustee of any employee pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code and which is maintained by an employer unrelated in ownership to UBI or the UBI Subsidiary, (b) have not authorized nor knowingly participated in a material prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA and (c) have not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the unrelated employer or against them.

            9. RETIREE BENEFITS. Except as listed on the UBI Schedules and identified as "Retiree Liability", UBI and the UBI Subsidiaries have no obligation to provide retiree medical benefits, or life insurance benefits to or with respect to retirees or any of their relatives.

            10. RIGHT TO AMEND AND TERMINATE. Except as listed on the UBI Schedules, UBI or the UBI Subsidiaries have all power and authority necessary to amend or terminate each Benefit Plan without incurring any penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

            11. MATERIALITY. For purposes of this Paragraph X as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $25,000 or more, with such determination being made on the basis of the aggregate affected participants of a Benefit Plan and not with respect to any single participant.

      Y. REGULATORY COMPLIANCE. UBI and the UBI Subsidiaries have materially complied with all laws, regulations and orders applicable to it and to the conduct of each of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of its business. Except as disclosed in the UBI Schedules, neither UBI nor the UBI Subsidiaries are the subject of, nor is a party to, any regulatory actions or agreement such as letter agreements, memoranda of understanding, cease and desist orders or like agreements. Neither UBI nor the UBI Subsidiaries are in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity.

      Z. INSURANCE. UBI has previously provided a list and a brief description of all insurance policies currently in force with respect to UBI. All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time. The UBI Schedules also contain a description of all claims in excess of $1,000 currently pending under such insurance policies, together with a list of all other claims in excess of $1,000 which have been filed during the last three (3) years and a description of the disposition thereof.

      AA. CONTRACTS. Except as disclosed in the UBI Schedules, neither UBI nor the UBI Subsidiaries are a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, Directors or employees or (ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by the UBI Subsidiaries) which do not require a total expenditure over the term of the contract, lease or agreement of more than $15,000 thereunder.

      BB. EXTRAORDINARY TRANSACTIONS. Except as disclosed in the UBI Schedules, since December 31, 1999 to the date hereof, UBI and the UBI Subsidiaries each has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures, nor any material changes in its methods of business operations and has not provided any increases in employee salaries or benefits other than in the ordinary course of business.
Except as disclosed in the UBI Schedules, since December 31, 1999 to the date hereof, UBI has not declared or paid any dividends nor made any distributions of any other kind to its stockholders.

               IV. OBLIGATIONS OF THE PARTIES BETWEEN THE DATE OF
                     THIS AGREEMENT AND THE EFFECTIVE TIME.

      A. DELPHOS STOCKHOLDERS MEETING. Delphos, in consultation with UBI, will take all actions necessary to call and hold an annual or a special meeting of Delphos' stockholders as soon as practicable after the UBI registration statement relating to this transaction has been declared effective by the Securities and Exchange Commission (the "SEC") and under all applicable state securities laws for the purpose of approving and adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. The Board of Directors of Delphos shall inform the stockholders of Delphos in the proxy materials relating to the annual or special meeting that all Directors of Delphos intend to vote all shares of Delphos Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and all Directors will recommend approval of this Agreement to the other stockholders of Delphos, subject only to such Directors' fiduciary obligations, and will use their best efforts to obtain the necessary approvals by the stockholders of this Agreement and the transactions contemplated hereby.

      B. UBI SHAREHOLDERS MEETING. UBI will take all actions necessary to call and hold an annual or a special meeting of UBI's shareholders as soon as practicable after the UBI registration statement relating to this transaction has been declared effective by the SEC and under all applicable state securities laws for the purpose of approving and adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. The Board of Directors of UBI shall inform the shareholders of UBI in the proxy materials relating to the annual or special meeting that all Directors of UBI presently intend to vote all shares of UBI Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and all Directors will recommend approval of this Agreement to the other shareholders of UBI, subject only to such Directors' fiduciary obligations and will use their best efforts to obtain the necessary approvals by the shareholders of this Agreement and the transactions contemplated hereby.

      C. DELPHOS ORDINARY COURSE OF BUSINESS. (i) From the date of this Agreement until the Effective Time, Delphos and the Subsidiary each will be operated in the ordinary course of business, and neither of them will, without the prior written consent of UBI, make any changes in its capital or corporate structures; issue any additional shares of Delphos Common Stock other than pursuant to the exercise of options granted prior to the date hereof; issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof; or, issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $15,000, make, enter into or renew any agreement for services to be provided to Delphos or the Subsidiary or permit the automatic renewal of any such agreement, other than the agreements identified in the Delphos Schedules which are specifically identified on such Schedule as agreements which Delphos intends to renew, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $15,000 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such contract if such failure would constitute a renewal), provided that Delphos shall be permitted to pay salaries, normal salary increases and bonuses, consistent with prior years; acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies; declare or pay any cash dividends on its own stock other than the normal $.07 cash dividend per quarter which may be increased after year-end consistent with prior years and paid at such times as Delphos historically has done on Delphos Common Stock, and provided further that notwithstanding anything to the contrary herein, Delphos and UBI shall cooperate in selecting the Effective Time to ensure that the holders of Delphos Common Stock do not become entitled to receive both a dividend with respect to their Delphos Common Stock and a dividend with respect to their UBI Common Stock or fail to be entitled to receive any dividend with respect to any quarterly period or portion thereof in which the Effective Time occurs; pay any stock dividends or make any other distributions on its stock other than cash dividends as described in the immediately preceding clause; change or otherwise amend any Benefit Plans other than as required by law or as contemplated herein; and provide any increases in employee salaries or benefits other than in the ordinary course of business, Delphos agrees that it will not sell or otherwise dispose of or encumber any of the shares of the capital stock of the Subsidiary which are now owned by it.

      D. UBI ORDINARY COURSE OF BUSINESS. (i) From the date of this Agreement until the Effective Time, UBI and the UBI Subsidiaries each will be operated in the ordinary course of business, and none of them will, without prior consultation with Delphos, make any changes in its capital or corporate structures; issue any additional shares of UBI Common Stock other than pursuant to the exercise of options granted prior to the date hereof; issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof; or, issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $15,000, make, enter into or renew any agreement for services to be provided to UBI or the UBI Subsidiaries, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $15,000. UBI shall be permitted to pay salaries, normal salary increases, benefits and bonuses, consistent with prior years; declare or pay any cash dividends on its own stock consistent with the normal cash dividend per quarter, which may be increased after year- end consistent with prior years and paid at such times as UBI historically has done on UBI Common Stock. UBI agrees that it will not sell or otherwise dispose of or encumber any of the shares of the capital stock of the UBI Subsidiaries which are now owned by it.

      E. AFFILIATES. Not later than the 15th day prior to the mailing of Delphos' proxy statement with respect to the Merger, Delphos shall deliver to UBI a list of each person that, to the best of Delphos' knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an "affiliate" of it as that term is used in Rule 145 under the Securities Act of 1933, as amended, or SEC Accounting Series Releases 130 and 135 (the "Delphos Affiliates"). Delphos shall use its best efforts to cause each Delphos Affiliate to execute and deliver to UBI on or before the mailing of such proxy statement an agreement in the form of Appendix D hereto.

              V. COOPERATION AND OTHER OBLIGATIONS AND COVENANTS

      A. REGULATORY APPLICATIONS. UBI will prepare and cause to be filed at its expense such applications and other documents with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions, the Office of Thrift Supervision, and any other governmental agencies as are required to secure the requisite approval of such agencies to the consummation of the transactions provided for in this Agreement, and the parties shall cooperate in the preparation of an appropriate registration statement, including the prospectus, proxy statement, and such other documents necessary to comply with all federal and state securities laws relating to shareholder approval of this transaction and the registration and issuance of the shares of UBI Common Stock to be issued to the stockholders of Delphos in this transaction (the expenses thereof, other than accounting, legal, investment banking, financial consulting and associated expenses of Delphos and its affiliates, to be paid by UBI), and any other laws applicable to the transactions provided for in this Agreement. UBI shall use all reasonable efforts to file all such applications as promptly as practicable after the execution of this Agreement to secure all such approvals. Delphos agrees that it will, as promptly as practicable after request and at its own expense, provide UBI with all information and documents concerning Delphos and the Subsidiary, as shall be required in connection with preparing such applications, registration statements and other documents and in connection with securing such approvals. Prior to filing any such applications or other documents with the applicable governmental agencies, UBI shall provide copies thereof to Delphos and a reasonable opportunity to comment.

      B. COOPERATION. Each of the parties hereto agrees to use its best efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies.

      C. ACCESS. Delphos agrees to permit UBI, its officers, employees, accountants, agents and attorneys, and UBI agrees to permit Delphos, its officers, employees, accountants, agents and attorneys, upon reasonable advance notice to have reasonable access during business hours to their respective books, records and properties, and those of the Subsidiary and UBI, as well, for the purpose of making a detailed examination, or updating and amplifying prior examinations, of the financial condition, assets, liabilities, legal compliance, affairs and the conduct of the business of Delphos and the Subsidiary or UBI, as the case may be, prior to the Effective Time, and also to permit the monitoring of the foregoing on an ongoing basis (such rights of examination and monitoring to be subject to the confidentiality obligations set forth in such Section VII.A. hereof); provided, however, that any such examination by UBI or Delphos shall not relieve UBI or Delphos from any responsibility or liability for any material misrepresentation or material breach of warranty hereunder discovered in the course of or subsequently to such examination and prior to the Effective Time.

      D.    EMPLOYEE PLAN TERMINATION.

            1. ESOP. (i) Delphos shall take all steps necessary to terminate the Citizens Bank of Delphos Employee Stock Ownership Plan ("Delphos ESOP") effective as of the Effective Time and to request that the IRS issue a determination letter to the effect that termination of the Delphos ESOP, the allocation and disposition of its assets as described in Section V.D.(1)(ii) and the distribution of participants' account balances will not affect the Delphos ESOP's status as a tax- qualified retirement plan. This determination letter request will be filed with the IRS not later than six weeks after the date action is taken to terminate the Delphos ESOP (or as soon as possible after the action is taken). Delphos will make no additional contributions to the Delphos ESOP after the date of this Agreement; provided, however, Delphos may make pro rata contributions for the plan until the Effective Time. Delphos shall develop a plan and timetable pertaining to the termination of the Delphos ESOP which shall be provided to and approved by UBI and its counsel.

            (ii) All Delphos Common Stock held by the Delphos ESOP Trustee at the Effective Time, including those allocated to Delphos ESOP participants' accounts ("Allocated Shares"), any forfeited shares then pending reallocation to participants' accounts ("Forfeited Shares") and those subject to a security interest granted in connection with any outstanding loan ("Pledged Shares") will be exchanged by the Delphos ESOP Trustee for the Merger Consideration in accordance with this Agreement. The Merger Consideration received by the Delphos ESOP will be credited to Delphos ESOP participants' accounts as provided by the Delphos ESOP's terms, to the extent that they represent shares received in exchange for Allocated or Forfeited Shares or will be substituted for the Pledged Shares, to the extent that they represent shares received in exchange for Pledged Shares ("Pledged UBI Shares"). To the extent that cash held in the Delphos ESOP Trust is insufficient to retire the loan, the Delphos ESOP Trustee will (A) sell Pledged UBI Shares to the extent needed to retire the loan and (B) repay the loan. Any Pledged UBI Shares and other assets remaining in the Delphos ESOP Trust after the loan is repaid will be allocated to participants' accounts as provided by the Delphos ESOP. The allocation procedure will be fully described in the determination letter request referred to above in Section V.D.1.(i). If the IRS issues a determination letter with respect to that application, the allocation will be made as described in the application. If the IRS refuses to issue a determination letter with respect to that application, the allocation will be made on another basis on which the IRS approves and issues a determination letter.

            2. CITIZENS BANK OF DELPHOS 401(K). Delphos shall take all steps necessary to terminate the Citizens Bank of Delphos 401(k) Plan ("Delphos 401(k)") effective as of the Effective Time and to request the IRS issue a determination letter to the effect that termination of the Delphos

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



401(k) will not affect its status as a tax-qualified plan. This determination letter request will be filed with the IRS not later than six weeks after the Effective Time.

            3. RRP. Delphos shall not grant any of the 19,846 unawarded stock awards to any of the Stock Plan participants and shall cause the Stock Plan trustee to transfer all right, title, interest in and to, including all dividends and interest earned thereon, previously paid by Delphos on the unawarded stock awards to Delphos immediately before the Effective Time. At the Effective Time, all of the unvested stock awards shall vest and be exchanged for the Merger Consideration, after which UBI shall cause the Stock Plan trustee to distribute to Stock Plan participants (a) the Merger Consideration for which the unvested Stock Plan participants have been exchanged and (b) all dividends previously paid by Delphos on the unvested stock awards, together with interest earned thereon.

            4. DELPHOS BENEFIT PLANS. Except as provided herein, UBI shall honor the terms of the Delphos Benefit Plans, arrangements and commitments disclosed in the Delphos Schedules; provided, however, that UBI may, or may require Delphos to immediately prior to the merger, terminate such plans, arrangements and commitments in accordance with their terms, in its sole discretion, provided that all benefits due under such plans have been distributed, and provided further, that as of the date of this Agreement, Delphos has terminated the Employee Severance Compensation Plan dated May 22, 2000. In addition, the Employment Agreement of Joseph R. Reinemeyer shall be terminated as described in
Section V.E.3.

      E.    EMPLOYMENT ISSUES.

            1. UBI and its affiliates shall seek to retain existing employees of Delphos and the Subsidiary in the same or similar positions subsequent to the consummation of the Merger, except that Joseph R. Reinemeyer shall, at the Effective Time, resign from all offices held with Delphos and the Subsidiary as set forth in Section I.I. hereinabove, and Nancy C. Rumschlag will assume a new position with UBI; and provided, however, that nothing in this section or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision.

            2. At or before the Closing, UBI shall have instituted a new severance arrangement with their employees whereby in the event an eligible employee is terminated without cause by UBI or any of its subsidiaries, such employee shall receive severance in the amount of two weeks salary for each year of employment with UBI. For the purposes of such severance arrangement, eligible employees of Delphos and the Subsidiary shall receive credit for their years of employment with Delphos and the Subsidiary.

            3. At the Closing, Joseph R. Reinemeyer shall receive a lump sum payment under his Employment Agreement to be calculated as set forth in the Delphos Schedules shall receive full vesting of stock options held by him and shall receive full vesting of his restricted stock; and shall execute a non-competition agreement in the form attached hereto as Appendix C.

            4. As soon as practicable following the Effective Time, employees of Delphos or the Subsidiary who remain employed after the Merger shall be entitled to participate in UBI's employee benefit plans with full credit for years of service with Delphos for eligibility and vesting under such plans and waiver of any pre-existing medical conditions.

      F. UBI BOARD OF DIRECTORS. UBI's Board of Directors shall undertake to expand the size of the UBI board by four to twelve persons and to appoint the four directors as set forth in Section I.I. from the Delphos Board of Directors to fill such vacancies created by the increase in the Board of Directors.


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




      G.    INDEMNIFICATION AND INSURANCE.

            (a) For a period of three years after the Effective Time, UBI shall indemnify each person who served as a director or officer of Delphos on or before the Effective Time to the fullest extent permitted under the Articles of Incorporation and Code of Regulations of UBI and applicable provisions of Ohio law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was a director or officer of Delphos.

            (b) At or before the Effective Time, UBI shall include the directors and executive officers of Delphos for a period of three years after the Effective Time as persons covered and insured under the current UBI directors and officers' liability insurance policy in a manner by which such directors and executive officers of Delphos will be covered and insured for acts or omissions occurring before the Effective Time.

      H. DELPHOS RIGHTS. At the date of this Agreement, the number of shares subject to Delphos Rights shall not exceed 121,048. From the date of this Agreement to the Effective Time, Delphos shall not grant any additional Delphos Rights.

                      VI. CONDITIONS PRECEDENT TO CLOSING

      A. CONDITIONS TO THE OBLIGATIONS OF EACH OF THE PARTIES. The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

            1. The stockholders of each of Delphos and UBI shall have duly approved and adopted this Agreement in accordance with and as required by law and in accordance with the parties' respective Articles or Certificate of Incorporation and Regulations or Bylaws.

            2. All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Ohio Division of Financial Institutions, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to the extent required.


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



            3. Prior to or at the Effective Time, no material investigation by any state or federal agency shall have been threatened or instituted seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby and no material governmental action or proceeding shall have been threatened or instituted before any court or government body or authority, seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to UBI or Delphos and other than regularly scheduled regulatory examinations.

            4. Any waiting period mandated by law in respect of the final approval by any applicable Federal regulator(s) of the transaction contemplated herein shall have expired.

            5. No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by this Agreement.

            6. UBI shall have caused to be listed on the Nasdaq National Market, subject only to official notice of issuance, the shares of UBI Common Stock to be issued by UBI in exchange for the shares of Delphos Common Stock.

      B. CONDITIONS TO THE OBLIGATIONS OF UBI. The obligation of UBI to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by UBI in a writing delivered to Delphos which specifically refers to the condition or conditions being waived:

            1. All of the representations and warranties of Delphos set forth in
Section II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date, except for (i) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (ii) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Delphos and the Subsidiary taken as a whole.

            2. Delphos shall have performed all of the obligations required of it under the terms of this Agreement in all material respects, except for breaches of obligations which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Delphos and the Subsidiary taken as a whole.

            3. Muldoon, Murphy & Faucette LLP counsel for Delphos and the Subsidiary, shall have delivered an opinion addressed to UBI in substantially the form appended hereto as Appendix A.


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



            4. UBI shall have received from McDonald Investments, Inc. written fairness opinions to the effect that the Merger Consideration is fair to the holders of UBI Common Stock from a financial point of view as of the date of this Agreement and also as of the date of the proxy statement for the UBI special meeting of shareholders held to approve this Agreement.

            5. The aggregate amount of consolidated shareholders' equity (including Common Stock and Retained Earnings) of Delphos immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with generally accepted principles, consistently applied, shall not be less than $25 million. For purposes of this subparagraph 5 to Section VI.B., any expenses or accruals after the date hereof relating to (i) the adjustments contemplated by Section IV.B.(1) herein, (ii) termination of any of Delphos' or the Subsidiary's Benefit Plans, as contemplated herein, (iii) expenses associated with the Merger, or (iv) expenses or losses associated with the valuing of the investments of Delphos or the Subsidiary at current market value as required by generally accepted accounting principles (including without limitation the requirements of accounting rule SFAS 115) shall be excluded for purposes of calculation of Delphos' stockholders' equity as contemplated herein prior to the Effective Time.

            6. Delphos' independent certified public accountant shall have delivered to Delphos the audited consolidated year end financials dated as at September 30, 2000 with an unqualified audit opinion.

            7. The receipt of a certificate from Delphos and the Subsidiary, executed by the chief executive officer and president of each, dated the Closing Date, certifying to the best knowledge of the chief executive officer and president of each that: (i) all of the representations and warranties set forth in Section II hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and (ii) each of Delphos and the Subsidiary has met and fully complied in all material respects with all of the obligations required of each of Delphos and the Subsidiary under the terms of this Agreement.

            8. The total issued and outstanding shares of Delphos Common Stock shall not exceed 1,705,831 shares including all shares issuable pursuant to the exercise of options to purchase Delphos Common Stock.

            9. There shall not have been any material adverse changes since March 31, 2000 in the business, operations, condition (financial or otherwise), property or prospects of Delphos or the Subsidiary.

            10. Dinsmore & Shohl LLP shall have delivered a tax opinion addressed to the parties to the effect that the Merger, to the extent stock is exchanged, will be tax-free to the Delphos stockholders.

            11. The receipt of a Non-Competition Agreement from Joseph R. Reinemeyer.


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




            12. Joseph R. Reinemeyer shall have resigned from the Delphos' and its Subsidiary's Board of Directors and shall have delivered a Waiver and Release to the effect that the amounts due to him upon the termination of his Employment Agreement, Delphos ESOP Restoration Plan or any other terminated plan, benefit, arrangement or commitment have been paid in full and no further amounts shall be due and owing subsequent to the Effective Time, as well as, the receipt of releases from any other employees who may receive payments upon the termination of any plan, arrangement or commitment that UBI, in its sole discretion, deems necessary.

      C. CONDITIONS TO THE OBLIGATIONS OF DELPHOS. The obligation of Delphos to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Delphos in a writing delivered to UBI which specifically refers to the condition or conditions being waived:

            1. All of the  representations  and  warranties  of UBI set forth in
Section III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

            2. UBI shall have performed all of the obligations required of it under the terms of this Agreement in all material respects, except for breaches of obligations which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of UBI and the UBI Subsidiaries taken as a whole.

            3. Dinsmore & Shohl LLP, counsel for UBI, shall have delivered a legal opinion addressed to Delphos in substantially the form appended hereto as Appendix B.

            4. Delphos shall have received from Keefe, Bruyette & Woods, Inc. written fairness opinions to the effect that the Merger Consideration is fair to the holders of Delphos Common Stock from a financial point of view as of the date of this Agreement and also as of the date of the proxy statement for the Delphos special meeting of stockholders held to approve this Agreement.

            5. The receipt of a certificate from UBI, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to such officer's best knowledge that: (i) all of the representations and warranties set forth in Section III hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and,
(ii) UBI has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement.

            6. The total issued and outstanding shares of UBI Common Stock shall not exceed 2,356,186 shares including all shares issuable pursuant to options to purchase UBI Common Stock.

            7. UBI shall have registered its shares of Common Stock to be issued to the Delphos stockholders hereunder with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued.

            8. There shall not have been any material adverse changes since March 31, 2000 in the business, operations, condition (financial or otherwise), property or prospects of UBI or the UBI Subsidiaries.

            9. Fifth Third's Trust Department, as the Exchange Agent, shall have acknowledged in writing to Delphos that Fifth Third's Trust Department is in receipt of (i) certificates representing a whole number of shares of UBI Common Stock to be issued to the stockholders of Delphos pursuant to this Agreement,
(ii) sufficient cash to be paid to Delphos stockholders as part of the merger consideration and (iii) sufficient cash to be paid to the Delphos stockholders for fractional shares.

            10. UBI shareholders shall have increased the size of the UBI Board to twelve persons and the UBI Board shall have appointed four directors from the Delphos Board to the UBI Board to begin serving immediately following the Effective Time.

            11. UBI or Delphos shall have provided the payments to Joseph R. Reinemeyer set forth in Section V.E.3.

            12. Dinsmore & Shohl LLP shall have delivered a tax opinion addressed to the parties to the effect that the Merger, to the extent stock is exchanged, will be tax-free to the Delphos stockholders.

                           VII. ADDITIONAL COVENANTS

      A. CONFIDENTIALITY. UBI shall not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and shall hold in confidence any non-public, confidential information disclosed to it by Delphos concerning Delphos or the Subsidiary. Delphos shall not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it concerning UBI or any of its affiliates. In the event the Merger is not completed, all non-public financial statements, documents and materials, and all copies thereof, shall be returned to Delphos or UBI, as the case may be, and shall not be used by UBI or Delphos, as the case may be, in any way detrimental to Delphos or UBI.

      B. NOTICES. All notices, requests, consents, and demands under this Agreement shall be in writing and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid, or by confirmed air courier, and addressed:


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




If to Delphos:          Joseph R. Reinemeyer
                        President and CEO
                        Delphos Citizens Bancorp, Inc.
                        114 E. Third Street
                        Delphos, Ohio 45833

With a copy to:         Lori M. Beresford, Esq.
                        Muldoon, Murphy & Faucette LLP
                        5101 Wisconsin Avenue, NW
                        Washington, DC 20016

If to UBI:              E. Eugene Lehman
                        President and CEO
                        United Bancshares
                        100 S. High Street
                        Columbus Grove, Ohio  45830

With a copy to:         Susan B. Zaunbrecher, Esq.
                        Dinsmore & Shohl LLP
                        1900 Chemed Center
                        255 East Fifth Street
                        Cincinnati, Ohio 45202

      Such notices shall be deemed to be received when delivered in person or when deposited in the mail by certified mail, return receipt requested with postage prepaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be sent by certified mail, postage pre- paid, return receipt requested.

      C. ENTIRE AGREEMENT. This Agreement, together with the written instruments specifically referred to herein and such other written agreements delivered by UBI or Delphos to each other pursuant hereto, constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to Section X hereof.

      D. INDEMNIFICATION. UBI and Delphos shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after Closing Date, this subsection shall be of no further force or effect.

      E. PRESS RELEASES. UBI and Delphos shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems required by law.

      F. EXPENSES. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and counsel. The prorata expenses of printing and mailing the prospectuses/proxy statements to its shareholders shall be paid by each of UBI and Delphos and provided, however, that UBI will bear the costs and expenses associated with the regulatory applications.

      G. SOURCE OF FUNDS. UBI will pay the cash portion of the merger consideration from cash on hand, liquidation of assets, or the proceeds of borrowings and will not issue additional common stock, preferred stock or securities convertible into equity securities, except those shares which are issued pursuant to the exercise of options pursuant to UBI employee benefit plans, from the date of this Agreement until after the Effective Time.

      H.    MATERIAL CHANGES.

            1. Between the date hereof and the Closing Date, Delphos shall promptly advise UBI in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Delphos and its subsidiaries, taken as a whole.

            2. Between the date hereof and the Closing Date, UBI shall promptly advise Delphos in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on UBI and its subsidiaries, taken as a whole.

      I. DELPHOS NAME. UBI agrees that it does not currently intend to change the name of Delphos except as part of the renaming of another current UBI banking subsidiary.

      J. NOTIFICATION OF FAILURE TO SATISFY CONDITION. Each party hereto will promptly notify the other party in writing of the occurrence of any event which will or may result in the failure to satisfy any material condition precedent set forth in this Agreement. Between the date of this

Agreement and the Closing Date, each party hereto will notify the other of the satisfaction of such material conditions precedent as they occur.

                               VIII. TERMINATION

      A. TERMINATION CONDITIONS. This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by UBI to Delphos or by Delphos to UBI in the following instances:

            1. By UBI or Delphos, if there has been to the extent contemplated in Section VI.B.1. and 2. and Section VI.C.1. and 2. herein, a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentation, breach or failure to comply has not been cured (if capable of cure) within thirty (30) days after receipt of written notice, provided, the party in default shall have no right to terminate for its own default.

            2. By UBI or Delphos, in each case taken as a whole, if the business or assets or financial condition of the other party shall have materially and adversely changed from that in existence at September 30, 1999, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles or changes that may occur as a consequence of actions or inactions that either party hereto is expressly obligated to take under this Agreement.

            3. By UBI or Delphos, if the merger transaction contemplated herein has not been consummated by March 31, 2001 provided the terminating party is not in material breach or default of any representations, warranty or covenant contained herein on the date of such termination.

            4.    By the mutual written consent of UBI and Delphos.

            5.    By  UBI if  any event  occurs  which  renders   impossible  of
satisfaction in any material respect one or more of the conditions to the obligations of UBI to effect the Merger set forth in Sections VI.A. and B. herein and non-compliance is not waived by UBI.

            6. By Delphos if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions of the obligations of Delphos to effect the Merger as set forth in Sections VI.A. and
C. herein and non-compliance is not waived by Delphos.

            7. By Delphos, if (i) the Applicable Market Value Per Share of UBI Common Stock is less than $9.20 and (ii) the number obtained by dividing the Applicable Market Value Per Share of UBI Common Stock by $11.50 is less than 90% of the quotient obtained by dividing the Nasdaq Bank Stock Index on the fifth business day immediately preceding the Effective Time by the Nasdaq Bank Stock Index on the date of this Agreement; and (iii) UBI shall not have given written notice to Delphos prior to the third business day immediately prior to the Effective Time, which notice states that UBI agrees to increase the cash portion of the Merger Consideration to the difference between $13.46 and the product of the Applicable Market Value Per Share of UBI Common Stock and .8749.

            8. By UBI, if the Board of Directors of Delphos does not publicly recommend in the Proxy Statement that Delphos' stockholders approve and adopt this Agreement or if, after recommending in the Proxy that stockholders approve and adopt this Agreement, the Board of Directors of Delphos shall have withdrawn, modified or amended such recommendation in any respect materially adverse to UBI.

            9. By Delphos, if the Board of Directors of UBI does not publicly recommend in the Proxy Statement-Prospectus that UBI's shareholders approve and adopt this Agreement or if, after recommending in the Proxy Statement-Prospectus that shareholders approve and adopt this Agreement, the Board of Directors of UBI shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Delphos.

            10. By Delphos, if the Board of Directors of Delphos reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a merger, consolidation, share exchange or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of Delphos Common Stock then outstanding or all or substantially all of the assets of Delphos constitutes a Superior Proposal; and that such proposal must be accepted by the Board of Directors of Delphos; PROVIDED, HOWEVER, that prior to any such termination, Delphos shall use its reasonable efforts to negotiate in good faith with UBI to make such adjustments in the terms and conditions of this agreement that would enable Delphos to proceed with the transactions contemplated herein.

      For purposes of this Section, a "Superior Proposal" is when: (A) the Board of Directors of Delphos receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to Delphos' stockholders, and (B) the Board of Directors of Delphos, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Delphos to comply with its fiduciary duties to stockholders under applicable law.

      B. FAILURE TO APPROVE. If either UBI or Delphos stockholders, acting at a meeting held for the purpose of voting upon this Agreement, fail to approve such agreement in the manner required by law, then this Agreement shall be deemed to be automatically terminated.

      C. SURVIVAL OF CERTAIN PROVISIONS. Upon termination as provided in this Article, this Agreement, except for the provisions of Paragraph A of Article VII hereof, shall be void and of no further force or effect, and, except as provided in Paragraph F of Article VII hereof, neither party hereto not in material breach or default of its representations, warranties and covenants hereunder shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction; provided that no such termination shall relieve a breaching party from liability for any uncured willful breach of a covenant, undertaking, representation or warranty giving rise to such termination.

          IX.  DISCUSSION WITH OTHERS; OTHER OFFERS; TERMINATION FEES

      A. DISCUSSION WITH OTHERS; OFFERS. On and after the date hereof, and until September 30, 2001 except with the written consent of UBI, neither Delphos nor the Subsidiary, shall directly or indirectly solicit or encourage (nor shall Delphos or the Subsidiary permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Delphos or the Subsidiary or for the acquisition of the stock or all or substantially all of the assets or business of Delphos or the Subsidiary, or discuss with or enter into conversations with any person, other than Delphos stockholders or employees, concerning any such merger, consolidation, share exchange, acquisition or other transaction, other than the transaction with UBI contemplated hereby; provided, however, that Delphos may communicate information about any such proposals or inquiries to its stockholders, if and to the extent, that it is required to do so in order to reasonably comply with its legal obligations. Delphos shall provide UBI with immediate written notice of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

      B.    TERMINATION FEES.

            1. If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section VIII.A.1., then the breaching party shall promptly (but no later than five (5) business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non- breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $125,000; PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $125,000), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

            2. If Delphos or UBI terminates this Agreement pursuant to Section VIII.A.8. or VIII.A.10. or if Delphos consummates a Superior Proposal within 12 months after (i) termination by UBI pursuant to Section VIII.A.1., VIII.A.2., or VIII.A.5. or (ii) the holders of Delphos Common Stock fail to approve this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, or if such meeting is not held, Delphos shall (no later than five business days after receipt of notice from UBI) pay UBI, in addition to any other amounts payable by Delphos pursuant to this Agreement, cash in an amount equal to $1 million.

                         X. CLOSING AND EFFECTIVE TIME

      The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held at the offices of UBI on a date which is as soon as is reasonably possible following the date that all of the conditions precedent to closing set forth in Section VI hereof, including the waiting period required by any banking or bank holding company regulatory agency after its approval of the Merger is issued before the transaction may be consummated, have been fully met or effectively waived (the "Closing Date"). Pursuant to the filing of articles or a certificate of merger (which shall be acceptable to Delphos and UBI) with the Secretaries of the States of Ohio and Delaware in accordance with law and this Agreement, the Merger provided for herein shall become effective at the close of business on said day (the "Effective Time"). By mutual agreement of the parties, the closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the
Effective  Time)  may  be  changed  by  such  mutual  agreement.   None  of  the
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

                                 XI. AMENDMENT

      This Agreement may be amended, modified or supplemented by the written agreement of Delphos and UBI upon the authorization of each company's respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of Delphos and/or UBI, but after any such approval by the shareholders of Delphos or UBI no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement.

                                 XII. GENERAL

      This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but except as specifically set forth herein none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto.

                              XIII. COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Affiliation Agreement as of the date hereinabove set forth.

                                    UNITED BANCSHARES, INC.

Attest:
                                    By: /s/ E. Eugene Lehman
                                       ---------------------------------------
                                          E. Eugene Lehman
------------------------                  President and CEO



                                    DELPHOS CITIZENS BANCORP, INC.
Attest:

                                    By:  /s/ Joseph R. Reinemeyer
                                         -------------------------------------

                                    Its: President & CEO
------------------------                --------------------------------------

                                   APPENDIX A

             FORM OF OPINION OF COUNSEL TO DELPHOS CITIZENS BANCORP

      1. Delphos, a Delaware corporation, and Citizens Bank of Delphos, a federally-chartered savings bank, are duly incorporated, validly existing and in good standing under the laws of each companies' place of incorporation.

      2. Delphos and Citizens Bank have the requisite corporate power and corporate authority to execute and deliver the Agreement, and the Certificate of Merger and to perform their obligations thereunder. The execution, delivery and performance as of the date hereof of the Agreement and the Certificate of Merger by Delphos and Citizens Bank have been duly authorized by all necessary corporate action of Delphos and Citizens Bank. The execution, delivery and performance as of the date hereof by Delphos and Delphos Citizens Bank of the Agreements and the execution and filing of the Certificate of Merger do not violate any provision of Delphos' or Citizens Bank's Certificates of Incorporation, Charter or Bylaws, as applicable.

      3. The Agreement and the Certificate of Merger have each been duly executed and delivered on behalf of Delphos and the Agreements constitutes valid and binding obligations of Delphos, each enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (such as fraudulent conveyance laws) and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether such agreements are considered in a proceeding in equity or at law).

      4. To our knowledge, except as disclosed in the Agreements or the Exhibits or Schedules thereto or in Delphos' filings with the Securities and Exchange Commission, there is no action, suit or proceeding, pending or threatened against Delphos or Delphos Citizens Bank before any court or administrative agency that, if determined adversely to Delphos or Delphos Citizens Bank, would have a material adverse effect on the ability of Delphos or Delphos Citizens Bank to consummate the transactions contemplated by the Agreements.

      5. The authorized capital stock of Delphos consists of ____________ shares of Delphos Common Stock of which as of ___________, 2______, __________ shares were issued and outstanding and __________there were ____ options that were allocated under existing stock based benefit plans. All of the issued and outstanding shares of capital stock of Delphos are duly authorized, and, to our knowledge, fully paid and non-assessable under Delaware law. Except as described above, to our knowledge, there are no other shares of capital stock of Delphos outstanding.

      6. All consents or approvals of any regulatory authority having jurisdiction over Delphos or its Subsidiary that are required to be obtained in connection with the Merger and the transactions contemplated by the Agreement have been obtained.

                                   APPENDIX B

              FORM OF OPINION OF COUNSEL TO UNITED BANCSHARES, INC.

      1. UBI, an Ohio corporation, and The Union Banking Company, an Ohio state-chartered bank, and The Bank of Leipsic Company, an Ohio state-chartered bank, are duly incorporated, validly existing and in good standing under the laws of each companies' place of incorporation.

      2. UBI has the requisite corporate power and corporate authority to execute and deliver the Agreement, and the Certificate of Merger and to perform its obligations thereunder. The execution, delivery and performance as of the date hereof of the Agreement and the Certificate of Merger by UBI have been duly authorized by all necessary corporate action of UBI. The execution, delivery and performance as of the date hereof by UBI of the Agreement and the execution and filing of the Certificate of Merger do not violate any provision of UBI's Articles of Incorporation, Charter or Regulations, as applicable.

      3. The Agreements and the Certificate of Merger have each been duly executed and delivered on behalf of UBI and the Agreements constitute valid and binding obligations of UBI, each enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (such as fraudulent conveyance laws) and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether such agreements are considered in a proceeding in equity or at law).

      4. To our knowledge, except as disclosed in the Agreements or the Exhibits or Schedules thereto or in UBI's filings with the Securities and Exchange Commission, there is no action, suit or proceeding, pending or threatened against UBI or the UBI Subsidiaries before any court or administrative agency that, if determined adversely to UBI or the UBI Subsidiaries, would have a material adverse effect on the ability of UBI to consummate the transactions contemplated by the Agreements.

      5. The authorized capital stock of UBI consists of ____________ shares of UBI Common Stock of which, as of ___________, 2______, __________ shares were issued and outstanding and __________ shares were represented by outstanding options, warrants or other rights to acquire, or securities convertible into any capital stock of UBI. All of the issued and outstanding shares of capital stock of UBI are duly authorized, and, to our knowledge, fully paid and non-assessable under Ohio law. Except as described above, to our knowledge, there are no other shares of capital stock of UBI outstanding.

      6. All consents or approvals of any regulatory authority having jurisdiction over UBI or the UBI Subsidiaries that are required to be obtained in connection with the Merger and the transactions contemplated by the Agreement have been obtained.

                                   APPENDIX C

                            NON-COMPETITION AGREEMENT

      This Non-Competition Agreement is made effective this ___ day of , 2000 by and between United Bancshares, Inc., an Ohio corporation and a registered bank holding company under the Bank Holding Company Act of 1956 ("UBI") and Joseph R. Reinemeyer ("Reinemeyer").

      WHEREAS, Reinemeyer, as of the date of this Non-Competition Agreement, is an employee of both Delphos Citizens Bancorp, Inc. ("Delphos Bancorp") and Citizens Bank of Delphos ("Citizens Bank"), a wholly-owned subsidiary of Delphos Bancorp;

      WHEREAS, UBI has entered into an Affiliation Agreement with Delphos Bancorp and Citizens Bank pursuant to which Delphos Bancorp will merge with and into UBI (the "Merger") and Citizens Bank will become a wholly-owned subsidiary of UBI; and

      WHEREAS, The Union Bank Company and The Bank of Leipsic Company are wholly-owned banking subsidiaries of UBI (Citizens Bank following the consummation of the Merger, The Union Bank Company, The Bank of Leipsic Company and any subsidiaries of these companies collectively referred to herein as "Affiliates").

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1.    Non-Competition.

      (a) For the period beginning with the execution of this Non-Competition Agreement and ending one year following the effective date of the Merger, Reinemeyer hereby agrees not to compete with UBI or its Affiliates in any city, town or county in which UBI or its Affiliates has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of the Merger, except as agreed to pursuant to a resolution duly adopted by the Board of Directors of UBI. Reinemeyer agrees that during such period and within said cities, towns and counties, Reinemeyer shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other banking activities of UBI or its Affiliates. The parties hereto, recognizing that irreparable injury will result to UBI or its Affiliates, its business and property in the event of Reinemeyer's breach of this Non-Competition Agreement agree that in the event of any such breach by Reinemeyer, UBI or its Affiliates, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Reinemeyer, Reinemeyer's partners, agents, servants, employees and all persons acting for or under the direction of Reinemeyer. Reinemeyer hereby represents and admits that his experience and capabilities are such that he can obtain employment in a business engaged in other lines and/or of a different nature than the depository, lending or other banking activities of UBI or its Affiliates, it being understood that the sale of real estate or travel agency services would not be deemed employment that would be in competition with the depository, lending or other banking activities of UBI or its Affiliates, and that the enforcement of a remedy by way of injunction will not prevent Reinemeyer from earning a livelihood. Nothing herein will be construed as prohibiting UBI or its Affiliates from pursuing any other remedies available to UBI or its Affiliates for such breach or threatened breach, including the recovery of damages from Reinemeyer.

      (b) Reinemeyer recognizes and acknowledges that the knowledge of the business activities and plans for business activities of UBI and its Affiliates, as may exist from time to time, is a valuable, special and unique asset of the business of UBI and its Affiliates. Reinemeyer will not disclose any knowledge of the past, present, planned or considered business activities of UBI and/or its Affiliates to any person, firm, corporation, or other entity for any reason or purpose whatsoever, unless expressly authorized by the Board of Directors of UBI or required by law. Notwithstanding the foregoing, Reinemeyer may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of UBI. In the event of a breach or threatened breach by Reinemeyer of the provisions of this Section, UBI will be entitled to an injunction restraining Reinemeyer from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of UBI or its Affiliates or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting UBI from pursuing any other remedies available to UBI for such breach or threatened breach, including the recovery of damages from Reinemeyer.

      (c) For the period beginning with the execution of this Non-Competition Agreement and ending one year after the effective date of the Merger, Reinemeyer shall not, directly or indirectly, on his own behalf or on behalf of any other person, firm, company or other entity, without the consent of UBI: (i) in any manner whatsoever induce, or assist others to induce, any employee, agent, representative or other person associated with UBI or its Affiliates to terminate his association with any such entity, or in any manner interfere with the relationship between UBI or its Affiliates and any such person; or (ii) in any manner whatsoever induce, or assist others to induce, any supplier or customer of UBI or its Affiliates to terminate its association with UBI or its Affiliates, or do anything, directly or indirectly, to interfere with the business relationship between UBI or its Affiliates and any customers or suppliers or otherwise solicit for business any customer of UBI or its Affiliates.

      2. Consideration. UBI hereby agrees to pay to Reinemeyer the sum of $___________ upon the execution hereof in exchange for the covenants of Reinemeyer contained herein.

      3. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any and all prior agreements, employment or otherwise, between UBI, Delphos Bancorp or any Affiliates and Reinemeyer. This Agreement shall be binding upon, and inure to the benefit of UBI and Reinemeyer and their respective successors and assigns.

      4.    Modification and Waiver.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

      5. Severability. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

      6. Governing Law. This Agreement shall be governed by the laws of the State of Ohio, unless otherwise specified herein.

      7. Assignment. UBI may assign its rights under this Non-Competition Agreement without the consent of Reinemeyer.

      IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Non-Competition
       Agreement this ____ day of ____, 2000.



                                          Joseph R. Reinemeyer


                                          UNITED BANCSHARES, INC.


                                          By:
                                              ---------------------------------
                                                E. Eugene Lehman, President

                                   APPENDIX D

                            CERTIFICATE OF AFFILIATE


      The undersigned affiliate of Delphos Citizens Bancorp, Inc. (the "Affiliate") hereby represents and warrants that the Affiliate will not sell, assign or transfer any United Bancshares, Inc. Common Shares received by the Affiliate as a result of the transaction contemplated by the Affiliation Agreement dated as of August , 2000 between United Bancshares, Inc. ("UBI") and Delphos Citizens Bancorp, Inc., except pursuant to (i) registration under the Securities Act of 1933, (ii) a transaction permitted by Rule 145 under the Act, or (iii) a transaction in which, in the opinion of counsel satisfactory to UBI, the UBI Common Shares are not required to be registered under the Act.

      IN WITNESS WHEREOF, the undersigned hereby executes this Certificate as of the _____ day of ___________, 200__.



                                          ----------------------------------